UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

October 12, 2017

Date of report (date of earliest event reported)

BORQS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands	001- 37593	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Tower A, Building B23, Universal Business Park No. 10 Jiuxiangqiao Road Chaoyang District, Beijing, 100015 China
(Address of Principal Executive Offices)

(86) 10-5975-6336

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 12, 2017, Borqs Technologies, Inc. (“Borqs” or the “Company”) received a notice from the staff of The NASDAQ Stock Market LLC (“Nasdaq”) indicating that the Company is not in compliance with Nasdaq Listing Rules 5505(a)(3) and 5515(a)(4), given that the Company’s common stock and common stock purchase warrants (“warrants”) do not meet the minimum initial listing requirements for The Nasdaq Capital Market of 300 round lot holders of common stock and 400 round lot holders of warrants, respectively. As a result, the Company’s common stock and warrants would be subject to delisting unless the Company requests a hearing before a Nasdaq Hearings Panel (“Panel”). Accordingly, the Company intends to request a hearing before the Panel. The hearing request will stay any suspension or delisting action pending the completion of the hearing and the expiration of any extension period granted by the Panel. Borqs intends to undertake a program of actions to increase the number of round lot holders of its common stock so as to meet the applicable listing requirements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release of the Company dated October 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORQS TECHNOLOGIES, INC.

Date: October 18, 2017	/s/ Anthony K. Chan
Anthony K. Chan
Chief Financial Officer

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